EXHIBIT 4.14

GENERAL SECURITY AGREEMENT

For valuable consideration, the undersigned Alamos Minerals Ltd. (the “Borrower”) agrees with H. Morgan & Company of Columbia House, 32 Reid Street, 4th Floor, Hamilton, Bermuda (the “Lender”) as follows:

1. GRANT OF SECURITY.  The Borrower mortgages, charges and assigns to the Lender, and grants to the Lender, and the Lender takes, a Security Interest in all presently owned and hereafter acquired Personal Property of the Borrower of whatsoever nature and kind and wheresoever situate and all proceeds thereof and therefrom, renewals thereof, Accessions thereto and substitutions therefor (all of which are herein collectively called the “Collateral”), including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title and interest of the Borrower in and to all Goods (including all accessories, attachments, additions and Accessions thereto), Accounts, Chattel Paper, Documents of Title (whether negotiable or note), Instruments, Intangibles, Licences, Money, Securities, and all:

a) Inventory of whatsoever nature and kind and wheresoever situate; and

b) Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plans, furniture, fixtures and vehicles of whatsoever nature and kind, and the Equipment described in Schedule B hereto.

2.  AND THE BORROWER hereby charges by way of a floating charge in favour of the Lender all the presently owned or held and hereafter acquired property, assets, effects and undertakings of the Borrower of whatsoever nature and kind and wheresoever situate, other than such of the property, assets, effects and undertakings of the Borrower as are validly and effectively subjected to the security interest granted to the Lender pursuant to clause I (all of which property, assets, effects and undertakings so charged by this clause 2 are herein collectively called the “Other Collateral”) including, without limiting the generality of the foregoing, all presently owned or held and hereafter acquired:

a) right, title and interest of the Borrower in and to real and immovable and leasehold property and rights whether in fee or of a less estate and all interest in and rights relating to lands and all easements, rights of way, privilege, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held and all structures, buildings, plan, machinery, fixtures, apparatus and fixed assets; and

b) businesses, goodwill and uncalled capital of the Borrower;

and the charge created in this clause 2 shall be a floating charge and the Borrower shall not have power without the prior written consent of the Lender to:

c) create or permit to exist any Encumbrance against any of the Other Collateral which ranks or could in any event rank in priority to or pari  passu with the security constituted by this General Security Agreement, save for Encumbrances approved in writing by the Lender prior to creation or assumption; or

d) grant, sell, exchange, transfer, assign, lease or otherwise dispose of the Other Collateral.

3.  GOVERNING LAW.  This Agreement is governed by the laws of British Columbia.

4.  ADDITIONAL TERMS AND CONDITIONS.  THE ADDITIONAL TERMS AND CONDITIONS (INCLUDING ANY SCHEDULES) ON THE FOLLOWING PAGES FORM PART OF THIS AGREEMENT.

5.  PLACES OF BUSINESS.  The Borrower represents and warrants that the locations of all existing Places of Business are specified in Schedule A.  The Borrower will promptly notify the Lender in writing of any additional Places of Business as soon as they are established.  Subject to section 7, the Collateral will at all times be kept at the Places of Business, and will not be removed without the Lender’s prior written consent.

6.  COLLATERAL FREE OF CHARGES.  The Borrower represents and warrants that the Collateral is, and agrees that the Collateral will at all times be, free of any Charge or trust except in favour of the Lender or incurred with the Lender’s prior written consent.  The Lender may, but shall not be obligated to, pay any amount or take any action required to remove or redeem any unauthorized Charge.  The Borrower will immediately reimburse the Lender for any amount so paid and will indemnify the Lender in respect of any action so taken.

7.  USE OF COLLATERAL.  The Borrower will not, without the Lender’s prior written consent, sell, lease or otherwise dispose of any of the Collateral.  All Proceeds of the Collateral (including among other things all amounts received in respect of Receivables), whether or not arising in the ordinary course of the Borrower’s business, will be received by the Borrower as trustee for the Lender and will be immediately paid to the Lender.

8.  INSURANCE.  The Borrower will keep the Collateral insured to its full insurable value against loss or damage by fire and such other risks as are customarily insured for property similar to the Collateral (and against such other risks as the Lender may reasonably require).  At the Lender’s request all policies in respect of such insurance will contain a loss payable clause, and if the Collateral includes real property, will contain a mortgage clause, in favour of the Lender and in any event the Borrower assigns all proceeds of insurance on the Collateral to the Lender.  The Borrower will, from time to time at the Lender’s request, deliver such policies (or satisfactory evidence of such policies) to the Lender.  If the Borrower does not obtain or maintain such insurance, the Lender may, but shall not be obligated to, do so.  The Borrower will immediately reimburse the Lender for any amount so paid.  The Borrower will promptly give the Lender written notice of any loss or damage to all or any part of the Collateral.

9.  INFORMATION AND INSPECTION.  The Borrower will from time to time immediately give the Lender in writing all information requested by the Lender relating to the Collateral, the Places of Business, and the Borrower’s financial or business affairs.  The Borrower will promptly advise the Lender of the Serial Number, model year, make and model of each Serial Number Good at any time included in the Collateral that is held as Equipment, including in circumstances where the Borrower ceases holding such Serial Number Good as Inventory and begins holding it as Equipment.  The Lender may from time to time inspect any Books and Records and any Collateral, wherever located. For that purpose the Lender may, without charge, have access to each Place of Business and to all mechanical or electronic equipment, devices and processes where any of them may be stored or from which any of them may be retrieved.  The Borrower authorizes any Person holding any Books and Records to make them available to the Lender, in a readable form, upon request by the Lender.

10.  RECEIVABLES.  If the Collateral includes Receivables, the Lender may advise any Person liable to make any payment to the Borrower of the existence of this Agreement.  The Lender may from time to time confirm with such Persons the existence and the amount of the Receivables.  Upon Default, the Lender may collect and otherwise deal with the Receivables in such manner and upon such terms as the Lender considers appropriate.

11.  RECEIPTS PRIOR TO DEFAULT.  Until Default, all amounts received by the Lender as Proceeds of the Collateral will be applied on account of the Liabilities in such manner and at such times as the Lender may consider appropriate or, at the Lender’s option, may be held unappropriated in a collateral account or released to the Borrower.

12.  DEFAULT

a.)Events of Default.  The occurrence of any of the following events or conditions will be a Default:

i) The Borrower does not pay any of the Liabilities when due;

ii) the Borrower does not observe or perform any of its obligations under this Agreement; or

iii) there is an “Event of Default” under the Loan Agreement.

b) Rights Upon Default.  Upon Default, the Lender and a Receiver, as applicable, will to the extent permitted by law have the following rights:

i) Appointment of Receiver.  The Lender may by instrument in writing appoint any Person as a Receiver of all or any part of the Collateral.  The Lender may from time to time remove or replace a Receiver, or make application to any court of competent jurisdiction for the appointment of a Receiver.  Any Receiver appointed by the Lender will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the Borrower’s agent.  The

Lender may from time to time fix the Receiver’s remuneration and the Borrower will pay the Lender the amount of such remuneration.  The Lender will not be liable to the Borrower or any other Person in connection with appointing or not appointing a Receiver or in connection with the Receiver’s actions or omissions;

ii) Dealings with the Collateral.  The Lender or a Receiver may take possession of all or any part of the Collateral and retain it for as long as the Lender or the Receiver considers appropriate, receive any rents and profits from the Collateral, carry on (or concur in carrying on) all or any part of the Borrower’s business or refrain from doing so, borrow on the security of the Collateral, repair the Collateral, process the Collateral, prepare the Collateral for sale, lease or other disposition, and sell or lease (or concur in selling or leasing) or otherwise dispose of the Collateral on such terms and conditions (including among other things by arrangement providing for deferred payment) as the Lender or the Receiver considers appropriate.  The Lender or the Receiver may (without charge and to the exclusion of all other Persons including the Borrower) enter upon any Place of Business;

iii) Realization.  The Lender or a Receiver may use, collect, sell, lease or otherwise dispose of, realize upon, release to the Borrower or other Persons and otherwise deal with, the Collateral in such manner, upon such terms (including among other things by arrangement providing for deferred payment) and at such times as the Lender or the Receiver considers appropriate.  The Lender or the Receiver may make any sale, lease or other disposition of the Collateral in the name of and on behalf of the Borrower or otherwise;

iv) Application of Proceeds After Default.  All Proceeds of Collateral received by the Lender or a Receiver may be applied to discharge or satisfy any expenses (including among other things the Receiver’s remuneration and other expenses of enforcing the Lender’s right under this Agreement), Charges, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Lender or the Receiver to preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Charges on the Collateral ranking in priority to any Charge created by this Agreement, or to sell, lease or otherwise dispose of the Collateral.  The balance of such Proceeds will be applied to the Liabilities in such manner and at such times as the Lender considers appropriate and thereafter will be accounted for as required by law.

c.) Other Legal Rights.  Before and after Default, the Lender will have, in addition to the rights specifically provided in this Agreement, the rights of a secured party under the PPSA, as well as the rights recognized at law and in equity.  No right will be exclusive of or dependent upon or merge in any other right and one or more of such rights may be exercised independently or in combination from time to time.

d.) Deficiency.  The Borrower will remain liable to the Lender for payment of any Liabilities that are outstanding following realization of all or any part of the Collateral.

13.  LENDER NOT LIABLE.  The Lender will not be liable to the Borrower or any other Person for any failure or delay in exercising any of its rights under this Agreement (including among other things any failure to take possession of, collect, or sell, lease or otherwise dispose of, any Collateral).  None of the Lender, a Receiver or any agent of the Lender is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Chattel Paper, Securities or Instrument in possession of the Lender, a Receiver or the Lender’s agent.

14. CHARGES AND EXPENSES.  The Borrower agrees to pay on demand all costs and expenses incurred (including among other things legal fees on a solicitor and client basis) and fees charged by the Lender in connection with obtaining or discharging this Agreement or establishing or confirming the priority of the Charges created by this Agreement or by law, compliance with any demand by any Person under the PPSA to amend or discharge any registration relating to this Agreement, and by the Lender or any Receiver in exercising any remedy under this Agreement (including among other things preserving, repairing, processing, preparing for disposition and disposing of the Collateral by sale, lease or otherwise) and in carrying on the Borrower’s business.  All such amounts will bear interest from time to time at the highest interest rate then applicable to any of the Liabilities, and the Borrower will reimburse the Lender upon demand for any amount so paid.

15. FURTHER ASSURANCES.  The Borrower will from time to time, immediately upon request by the Lender, take such action (including among other things the signing and delivery of financing statements and financing change statements, other schedules, documents or listings describing property included in the Collateral, further assignments and other documents, and the registration of this Agreement or any other Charge against any of the Borrower’s real property) as the Lender may require in connection with the Collateral or as the Lender may consider necessary to give effect to this Agreement.  If permitted by law, the Borrower waives the right to sign or receive a copy of any financing statement or financing change statement, or any statement issued by any registry that confirms any registration of a financing statement or financing change statement, relating to this Agreement.  The Borrower irrevocably appoints the Lender as the Borrower’s attorney (with full powers of substitution and delegation) to sign, upon Default, all documents required to give effect to this section.  Nothing in this section affects the right of the Lender as secured party, or any other Person on the Lender’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Lender or such other Person considers appropriate.

16. DEALINGS BY LENDER.  The Lender may from time to time increase, reduce, discontinue or otherwise vary the Borrower’s credit facilities, grant extensions of time and other indulgences, take and give up any Charge, abstain from taking, perfecting or registering any Charge, accept compositions, grant releases and discharges and otherwise deal with the Borrower, customers of the Borrower, guarantors and others, and with the Collateral and any Charges held by the Lender, as the Lender considers appropriate without affecting the Borrower’s obligations to the Lender or the Lender’s rights under this Agreement.  In the event that there is more than one party constituting the Lender, then the Lender will not exercise any of its rights, remedies and powers set out in this Agreement unless it first has obtained approval from those persons constituting the Lender holding not less than seventy-five percent (75%) of the Liabilities.

17. DEFINITIONS.  In this Agreement:

“Accessions”, “Account”, “Chattel Paper”, “Document of Title”, “Equipment”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Proceeds”, “Purchase-Money Security Interest” and “Security Interest” have the respective meanings given to them in the PPSA.

“Books and Records” means all books, records, files, papers, disks, documents and other repositories of data recording, evidencing or relating to the Collateral to which the Borrower (or any Person on the Borrower’s behalf) has access.

“Charge” means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, financial lease, title retention agreement or arrangement, security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property that is prior to the right of any other creditor in respect of such property.

“Default” has the meaning set out in subsection 12(A).

“Liabilities” means all present and future indebtedness and liability of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Borrower to the Lender, wherever and however incurred and any unpaid balance thereof.

“Loan Agreement” means the loan agreement dated January ___, 2003 among the Borrower, the Lender and National Gold Corporation.

“Money” has the meaning given to it in the PPSA or, if there is no such definition, means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada, or by a foreign government as part of its currency.

“Person” means any natural person or artificial body (including among others any firm, corporation or government).

“Personal Property” means personal property and includes among other things Inventory, Equipment, Receivables, Books and Records, Chattel Paper, Goods, Documents of Title, Instruments, Intangibles, (including intellectual property), Money and Securities, and includes all Accessions to such property.

“Place of Business” means a location where the Borrower carries on business or where any of the Collateral is located (including any location described in Schedule A).

“PPSA” means the Personal Property Security Act of British Columbia as amended from time to time, including any Act substituted therefor.

“Receivables” means all debts, claims and choses in action (including among other things Accounts and Chattel Paper) now or in the future due or owing to or owned by the Borrower.

“Receiver” means a receiver or a receiver and manager.

“Securities” has the meaning given to it in the PPSA or, if there is no such definition and the PPSA defines “security” instead, it means the plural of that term.

“Serial Number” means the number that the Person who manufactured or constructed a Serial Number Good permanently marked or attached to it for identification purposes or, if applicable, such other number as the PPSA stipulates as the serial number or vehicle information number to be used for registration purposes of such Serial Number Good.

“Serial Number Good” means a motor vehicle, trailer, mobile home, aircraft airframe, aircraft engine or aircraft propeller, boat or an outboard motor for a boat.

18. GENERAL.

a) Reservation of the Last Day of any Lease.  The Charges created by this Agreement do not extend to the last day of the term of any lease or agreement for lease; however, the Borrower will hold such last day in trust for the Lender and, upon the exercise by the Lender of any of its rights under this Agreement following Default, will assign such last day as directed by the Lender.

b) Attachment of Security Interest.  The Security Interests created by this Agreement are intended to attach (i) to existing Collateral when the Borrower signs this Agreement, and (ii) to Collateral subsequently acquired by the Borrower, immediately upon the Borrower acquiring any rights in such Collateral.  The parties do not intend to postpone the attachment of any Security Interest created by this Agreement.

c) Purchase-Money Security Interest.  If the Lender gives value for the purpose of enabling the Borrower to acquire rights in or to any of the Collateral, the Borrower will in fact apply such value to acquire those rights (and will provide the Lender with such evidence in this regard as the Lender may require), and the Borrower grants to the Lender, and the Lender takes, a Purchase-Money Security Interest in such Collateral to the extent that the value is applied to acquire such rights.  A certificate or affidavit of any of the Lender’s authorized representatives is admissible in evidence to establish the amount of any such value.

d) Entire Agreement.  The Lender has not made any representation or undertaken any obligation in connection with the subject matter of this Agreement other than as specifically set out in this Agreement, and in particular nothing contained in this Agreement will require the Lender to make, renew or extend the time for payment of any loan or other credit accommodation to the Borrower or any other Person.

e) Additional Security.  The Charges created by this Agreement are in addition and without prejudice to any other Charge now or later held by the Lender.  No Charge held by the Lender will be exclusive of or dependent upon or merge in any other Charge, and the Lender may exercise its rights under such Charges independently or in combination.

f) Joint and Several Liability.  If more than one Person signs this Agreement as the Borrower, the obligations of such Persons will be joint and several.

g) Severability; Headings.  Any provisions of this Agreement that are void or unenforceable in any jurisdiction are, as to that jurisdiction, ineffective to that extent without invalidating the remaining provisions of this Agreement.  The headings in this Agreement are for convenience only and do not limit or extend the provisions of this Agreement.

h) Interpretation.  When the context so requires, the singular will be read as the plural, and vice versa.

i) Copy of Agreement.  The Borrower acknowledges receipt of a copy of this Agreement.

j) Notice.  The Lender may send to the Borrower, by prepaid regular mail addressed to the Borrower at the Borrower’s address last known to the Lender, copies of any document required by the PPSA to be delivered by the Lender to the Borrower.  Any document mailed in this manner will be deemed to have been received by the Borrower upon the earlier of actual receipt by the Borrower and the expiry of 10 days after the mailing date.  A certificate or affidavit of any of the Lender’s authorized representatives is admissible in evidence to establish the mailing date.

k) Enurement; Assignment.  This Agreement will enure to the benefit of and be binding upon (i) the Lender, its heirs, executors, administrators, successors and assigns, and (ii) the Borrower and the Borrower’s heirs, executors, administrators, successors and permitted assigns.  The Borrower will not assign this Agreement without the Lender’s prior written consent.

The Borrower has signed this Agreement on January 30th, 2003.

ALAMOS MINERALS LTD. Per: (signed) “C.F. Millar” Authorized Signatory

SCHEDULE A

PLACES OF BUSINESS

The following are the Places of Business:

1.

Suite 1400, 400 Burrard Street

Vancouver, British Columbia

V6C 3A6

2.

Minera Bienvenidos, S.A. de C.V.

Guerrero No. 109 Sur, Int. #16

Colonia Centro

Hermosillo, Sonora

MEXICO CP 83000

3.

Durango Fern Mines, S.A. de C.V.

Agustina Ramirez 1280

Colonia Gabriel Leyva

Culiacan, Sinaloa

MEXICO 80030

SCHEDULE B

EQUIPMENT